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                        CONSENT OF CLIFFORD CHANCE US LLP

We hereby consent to the reference to our firm under the caption "Legal Counsel" in the prospectus and the Statement of Additional Information comprising a part of Post-Effective Amendment No. 12 to the Form N-2 Registration Statement of Morgan Stanley Prime Income Trust, File No. 333-67701. We do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ CLIFFORD CHANCE US LLP
New York, New York
December 21, 2006